CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2011 relating to the consolidated financial statements of Naturally Advanced Technologies, Inc. (the "Company") that are included in the Company's annual report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in the Company's Form S-8 Registration Statement field with the United States Securities and Exchange Commission on March 22, 2011.

"DMCL"

Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants

Vancouver, Canada
April 13, 2011